Exhibit 99.5

Energy Transfer Crude Oil Company, LLC

Consolidated Financial Statements
As of and for the Nine Months Ended September 30, 2017 and 2016

Energy Transfer Crude Oil Company, LLC

Energy Transfer Crude Oil Company, LLC
Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$17,870	$1,446
Accounts receivable	12,074	—
Accounts receivable from affiliate	5,541	4,426
Materials and supplies	7,774	4,223
Other current assets	1,070	—
Total current assets	44,329	10,095

Property, plant and equipment	709,169	684,137
Accumulated depreciation	(6,952)	(52)
Property, plant and equipment, net	702,217	684,085

Other non-current assets	850	850

Total assets	$747,396	$695,030

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$111	$838
Accounts payable to affiliate	10,541	10,796
Accrued interest	252	297
Accrued and other current liabilities	13,195	34,609
Total current liabilities	24,099	46,540

Long-term debt	173,869	111,433
Affiliate notes payable	—	22,000
Other non-current liabilities	8,385	—

Commitments and contingencies (Note 7)

Members’ equity	541,043	515,057
Total liabilities and members’ equity	$747,396	$695,030

The accompanying notes are an integral part of the consolidated financial statements.

Energy Transfer Crude Oil Company, LLC
Consolidated Statement of Operations
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016

Revenues:
Third party revenues	$32,428	$—
Affiliate revenues	20,924	—
Total revenues	53,352	—

Operating expenses:
Operating and maintenance expenses	4,552	6
General and administrative expenses	2,124	56
Depreciation expense	6,900	38
Total expenses	13,576	100

Operating income (loss)	39,776	(100)

Interest expense	(2,260)	—
Other income	20	31
Net income (loss)	$37,536	$(69)

The accompanying notes are an integral part of the consolidated financial statements.

Energy Transfer Crude Oil Company, LLC
Consolidated Statement of Members’ Equity
For the Nine Months Ended September 30, 2017
(Dollars in thousands)
(Unaudited)

	ETCO Holdings LLC	Phillips 66 ETCO Holdings LLC	Total

Balance, December 31, 2016	$386,293	$128,764	$515,057
Net income	28,152	9,384	37,536
Contributions from members	11,372	3,791	15,163
Distribution to members	(20,035)	(6,678)	(26,713)
Balance, September 30, 2017	$405,782	$135,261	$541,043

The accompanying notes are an integral part of the consolidated financial statements.

Energy Transfer Crude Oil Company, LLC
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
OPERATING ACTIVITIES:
Net income (loss)	$37,536	$(69)
Reconciliation of net income to cash used in operations:
Depreciation	6,900	38
Amortization in interest expense	194	—
Changes in operating assets and liabilities:
Accounts receivable	(12,074)	—
Accounts receivable from affiliates	(5,021)	—
Inventories	(3,551)	—
Other current assets	(1,071)	—
Accounts payable to affiliates	(9,021)	—
Accrued expenses	1,667	—
Accrued interest	(1,776)	(109)
Other long-term assets and liabilities, net	8,384	—
Net cash provided by (used in) operating activities	22,167	(140)

INVESTING ACTIVITIES:
Capital expenditures	(34,193)	(277,856)
Net cash used in investing activities	(34,193)	(277,856)

FINANCING ACTIVITIES:
Contributions from members	15,163	97,739
Distributions to members	(26,713)	—
Proceeds from long-term debt issuance	62,000	112,983
Debt issuance costs	—	(1,792)
Borrowing from affiliates	4,654	94,545
Repayments to affiliates	(26,654)	(72,545)
Net cash provided by financing activities	28,450	230,930

Increase (decrease) in cash and cash equivalents	16,424	(47,066)
Cash and cash equivalents, beginning of period	1,446	67,052
Cash and cash equivalents, end of period	$17,870	$19,986

Supplemental cash flow information:
Accrued capital expenditures	$12,609	$36,353
Cash paid for interest	3,731	1,441

The accompanying notes are an integral part of the consolidated financial statements.

Energy Transfer Crude Oil Company, LLC
Notes to Unaudited Consolidated Financial Statements

1.	Business and Organization:

Business

The consolidated financial statements presented herein reflect the results of Energy Transfer Crude Oil Company, LLC, a Delaware limited liability company formed on September 4, 2012, and its wholly-owned subsidiary, Eastern Gulf Crude Access, LLC, a Delaware limited liability company formed on September 25, 2012 (collectively the "Company"). Since October 15, 2014, the Company is owned 75% by ETCO Holdings LLC (“Holdings”) and 25% by Phillips 66 ETCO Holdings LLC, a subsidiary of Phillips 66. In October 2017, the Phillips 66 interest was acquired by Phillips 66 Partners LP (“Phillips 66”). Holdings is wholly-owned by Bakken Pipeline Investments LLC, which is 51% owned by Bakken Holdings Company LLC ("Bakken Holdings"), a subsidiary of Energy Transfer Partners, L.P. ("ETP"), and 49% owned by MarEn Bakken Company LLC ("MarEn"), an entity jointly owned by Marathon Petroleum Corporation and Enbridge Energy Partners.

The Company owns the Energy Transfer Crude Oil Pipeline (“ETCOP”), a 749-mile crude oil pipeline, which began commercial operations in June 2017.

The Company, together with Dakota Access Pipeline ("DAPL"), forms the Bakken Pipeline project. ETCOP provides for the delivery of crude oil from the interconnection with DAPL at Patoka, Illinois to various locations in Tennessee, Mississippi, Louisiana and Texas, including ETP's Nederland terminal located in Nederland, Texas.

Organization

The Company is operated under the terms of its limited liability company agreement. Under the terms of this agreement, the Company is managed by a board consisting of one board member appointed by each of Holdings and Phillips 66.

2.	Summary of Significant Accounting Policies:

Basis of Presentation

The consolidated financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of all controlled subsidiaries after the elimination of all intercompany accounts and transactions.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Management has evaluated subsequent events that occurred through December 8, 2017, the date the financial statements were available to be issued. Any material subsequent events that occurred through this date have been properly recognized or disclosed in the financial statements.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to include investments with original maturities of three months or less. As of September 30, 2017, the Company held cash in amounts greater than federally insured limits.

Property, Plant and Equipment

Property, plant and equipment are carried at cost or at the fair value of the assets as of the acquisition date. The Company capitalizes all costs related to the construction of assets, including interest. Depreciation for financial reporting purposes is computed by the straight-line method over the estimated useful asset lives.

The Company assesses property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability is assessed by comparing the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by the asset. If the asset is considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amounts exceed the estimated fair value of the asset. No impairment was recorded for the nine months ended September 30, 2017 or 2016.

Revenue Recognition

Revenue is recognized primarily based on tariff rates and the actual volume of crude oil that flows (or is delivered) through the pipeline. Certain customers are contractually-committed to transporting minimum volume amounts each month. To the extent customers fail to meet these minimum volume requirements, they are billed deficiency fees. Customers are provided with a specified make-up period over which they can apply deficiency fees against the cost of future transportation volumes (with certain limitations). Revenue for deficiency fees is deferred until it is determined that customers will be unable to make up the amounts they have paid for such fees and the amounts are recorded in other non-current liabilities on the balance sheet.

Income Tax

The Company is a limited liability company that has elected to be treated as a partnership for income tax purposes. Accordingly, no provision for federal or state income taxes has been recorded in the consolidated financial statements of the Company and the tax effects of the Company’s activities generally accrue to the members.

Recent Accounting Pronouncements

ASU 2014-09

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which clarifies the principles for recognizing revenue based on the core principle that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company expects to adopt ASU 2014-09 in the first quarter of 2018 and will apply the cumulative catchup transition method, which requires recognition, upon the date of initial application, of the cumulative effect of the retrospective application of the standard.

We are continuing the process of evaluating our revenue contracts to determine the potential impact of adopting the new standard. At this point in our evaluation process, we have determined that the timing and/or amount of revenue that we recognize on certain contracts may be impacted by the adoption of the new standard; however, we are still in the process of quantifying these impacts and cannot say whether or not they would be material to our financial statements.

We currently anticipate a change to revenues and costs associated with the accounting for noncash consideration however we do not expect these changes to impact net income.

We continue to assess the impact of the disclosure requirements under the new standard and are evaluating the manner in which we will disaggregate revenue into categories that show how economic factors affect the nature, timing and uncertainty of revenue and cash flows generated from contracts with customers. In addition, we are in the process of implementing appropriate changes to our business processes, systems and controls to support recognition and disclosure under the new standard. We continue to monitor additional authoritative or interpretive guidance related to the new standard as it becomes available, as well as comparing our conclusions on specific interpretative issues to other peers in our industry, to the extent that such information is available to us.

ASU 2016-02

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which establishes the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact that adopting this new standard will have on the consolidated financial statements and related disclosures.

3.	Property, Plant and Equipment:

Property, plant and equipment consist of the following:

	September 30, 2017	December 31, 2016
	(Dollars in thousands)
Land	$3,346	$—
Buildings (20 years)	21,108	—
Pipelines and equipment (20 to 35 years)	639,904	—
Right of way (20 years)	42,764	—
Other (20 years)	191	166
Construction work in progress	1,856	683,971
Property, plant and equipment	$709,169	$684,137

Construction of ETCOP was substantially completed in June 2017 and was placed in service and began depreciation June 2017. The Company recorded $6.9 million and $37,673 of depreciation expense for the nine months ended September 30, 2017 and 2016, respectively.

4.	Accrued and Other Current Liabilities:

Accrued and other current liabilities consist primarily of accrued capital expenditures as of September 30, 2017 and December 31, 2016.

5.	Related Party Transactions:

ETP is the operator of the Company; therefore, the employees of ETP perform services for its operations. The Company reimburses ETP for all costs related to these employees. ETP has an agreement to provide the Company with various general and administrative services. Services provided by ETP through May 31, 2017 have related to construction management, and accordingly, those costs were capitalized. Beginning June 1, 2017, the expenses related to the services performed by ETP have been recorded to general and administrative expense.

The Company has also entered into commercial transactions with affiliated entities, recording $20.9 million in affiliated revenues for the nine months ended September 30, 2017.

The Company had accounts receivable and payable to affiliates of $5.5 million and $10.5 million, respectively, as of September 30, 2017 and $4.4 million and $10.8 million, respectively, as of December 31, 2016.

In September 2016, Holdings and Phillips 66 entered into a member loan agreement with the Company, whereby Holdings and Phillips 66 agreed to provide the Company construction contributions in the form of affiliate notes rather than capital contributions, which may not exceed $76.0 million. These member loans were repaid with the remaining $1.4 billion of borrowing capacity under the credit facility. At December 31, 2016, the Company had $22.0 million of outstanding affiliate notes payable. Under the terms of the member loan agreement, these notes accrued interest at 2.42%. For the nine months ended September 30, 2017 and 2016, the Company incurred $62,597 and $164,990 of interest expense under the member loan agreement, which was capitalized as construction costs.

6.	Long-Term Debt:

In August 2016, the Bakken Pipeline project, which consists of the Company and DAPL, entered into project-level financing which consists of a $2.50 billion credit facility, maturing in August 2019.

As of September 30, 2017, $2.50 billion was outstanding under this credit facility, of which $175 million relates to the Company and $2.325 billion relates to DAPL. The Company's carrying balance as of September 30, 2017 is net of $1.1 million of unamortized debt fees. For the nine-months ended September 30, 2017, the Company amortized $435,990, of which $242,216 has been capitalized as construction costs with the remaining recognized as a component of interest expense.

As of December 31, 2016, $1.10 billion was outstanding under this credit facility of which $112.98 million relates to the Company and $987.0 million relates to DAPL. The Company's carrying balance as of December 31, 2016 is net of $1.6 million of unamortized debt fees. For the year ended December 31, 2016, the Company amortized $242,216 in debt fees, which has been capitalized as construction costs.

The outstanding balance under the credit facility bears interest at a margin plus the applicable elected market rate as determined by the administrative agent. The applicable margin shall range from 0.50% to 0.75% for base rate loans and from 1.50% to 1.75% for Eurodollar loans. The weighted average interest rate on the total amounts outstanding under the credit facility was 2.86% as of September 30, 2017. For the nine months ended September 30, 2017, the Company incurred $3.3 million of interest expense on the credit facility, of which, $1.7 million has been capitalized as construction costs.

The Company must pay a commitment fee of 0.525% per annum of the outstanding commitment, whether used or unused, and a duration fee ranging from 0.25% to 0.60% of the aggregate principal outstanding on the duration fee payment date, which occur on the 12-month, 18-month, 24-month and 30-month anniversaries of the closing date. These fees are included in interest expense, which have been capitalized as construction costs.

As of September 30, 2017, the aggregate fair value the Company's long-term debt was $175.0 million. Long-term debt comprises borrowings under which interest accrues under a floating interest rate structure that the Company believes represents market conditions. Accordingly, the outstanding balance approximates fair value.

7.	Commitments and Contingencies:

The Company may be subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to any such actions will not materially affect the Company’s financial position or results of operations.